Exhibit 99.1

For additional information contact

Robert E. Krimmel

Chief Financial Officer

(931) 380-8257

FIRST FARMERS AND MERCHANTS CORPORATION REPORTS 2015

NET INCOME OF $10.3 MILLION, OR $2.13 PER COMMON SHARE

COLUMBIA, Tenn. (January 27, 2016) – First Farmers and Merchants Corporation (“First Farmers” or the “Company”), the holding company for First Farmers and Merchants Bank (the “Bank”), today announced unaudited financial results for the quarter and year ending December 31, 2015.

Key highlights of First Farmers’ results for the year ended 2015 include:

•         Net income of $10.3 million or $2.13 per common share, up 1% from $10.2 million or $2.06 per common share in 2014;

•         Net income, excluding special items for each year, of $10.0 million or $2.06 per common share, up 5% from $9.5 million or $1.92 per common share in 2014 (see non-GAAP reconciliation);

•         Solid loan growth of $79 million or 12% from 2014;

•         Deposit growth of $84 million or 8% from 2014; and

•         A decline in nonperforming assets of $3.2 million or 59% from 2014.

Commenting on the results, T. Randy Stevens, Chairman and Chief Executive Officer of First Farmers, said “We are pleased to end 2015 with strong results from our operations, highlighted by double-digit year-over-year loan growth and continued improvement in credit quality measures. The 2015 earnings performance, after adjusting for special items, resulted in 5% year-over-year growth, and we believe First Farmers carries solid momentum into 2016 and remains well positioned for continued growth.” Stevens added, “We continue to focus on growing our franchise in Williamson County with our next banking office planned at Berry Farms.  Reflecting continued confidence in the performance of the Company and commitment to long-term value for our shareholders, the Board of Directors extended our stock repurchase program for up to 200,000 shares during 2016.”

Fourth Quarter 2015 Results of Operations

Net income decreased $451,000 for the fourth quarter of 2015 compared with the previous quarter, primarily driven by an increase in health insurance expense of $476,000.  The $389,000 decrease in reported quarterly earnings for the fourth quarter of 2015 compared with the year-earlier quarter included the effects of an increase in salaries and employee benefits including $416,000 of health insurance expense.  The higher salary and employee benefits expense combined with higher legal and professional fees were offset in part by improved net interest income.  For the fourth quarter of 2015, First Farmers continued to achieve loan growth with an increase of $4 million or 1% from the previous quarter.  Total deposits stood at $1.104 billion at the end of the fourth quarter of 2015, up $43 million or 4% from the previous quarter.

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FFMH Reports Fourth Quarter 2015 Results

January 27, 2016

Capital Management Initiatives

During the fourth quarter of 2015, First Farmers repurchased approximately 40,000 shares of common stock at an average price of $29.00 per share under its stock repurchase program.  First Farmers’ Board of Directors extended the stock repurchase program for up to 200,000 shares through December 31, 2016.

Asset Quality

Total nonperforming assets remained relatively steady at $2.3 million, or 0.18% of total assets, compared to $2.2 million, or 0.18% of total assets, for the previous quarter and declined from $5.5 million, or 0.47% of total assets, when compared to the year-earlier quarter.  Net recoveries to average loans were 0.10% for the fourth quarter of 2015 compared to 0.12% for the previous quarter and net charge-offs of 0.10% for the year-earlier quarter.  As a result of loan growth, a $30,000 provision to the allowance for loan and lease losses was recorded during the fourth quarter of 2015.  The allowance for loan and lease losses represented 1.18% of total loans outstanding as of December 31, 2015 compared to 1.18% for the previous quarter and 1.22% for the year-earlier quarter.

About First Farmers and Merchants Corporation and First Farmers and Merchants Bank

First Farmers and Merchants Corporation is the holding company for First Farmers and Merchants Bank, a community bank serving the Middle Tennessee area through 19 banking locations in eight Middle Tennessee counties.  As of December 31, 2015, First Farmers reported total assets of approximately $1.3 billion, total shareholders’ equity of approximately $118 million, and administered trust assets of $4.2 billion.  For more information about First Farmers, visit First Farmers and Merchants Bank on the Web at www.myfirstfarmers.com under the “Our Story” and “Investor Relations” tab.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in First Farmers’ filings with the Securities and Exchange Commission (the “SEC”) may contain certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases such as “opportunities,” “prospects,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions.  The forward-looking statements contained herein represent the current expectations, plans or forecasts of First Farmers’ future results and revenues.  First Farmers intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond First Farmers’ control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. “Risk Factors” of First Farmers’ Annual Report on Form 10-K for the year ending December 31, 2014, and in any of First Farmers subsequent filings with the SEC.  Further information concerning First Farmers and its business, including additional factors that could materially affect First Farmers’ financial results, is included in its other filings with the SEC.

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FFMH Reports Fourth Quarter 2015 Results

January 27, 2016

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES PRESENTED IN EARNINGS RELEASE

(Dollars in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015	2014
Total noninterest income	$2,877	$2,808	$2,907	$11,443	$11,727
Gain on sale of securities	(129)	(112)	(135)	(534)	(652)
Gain on foreclosed property	(16)	(45)	–	(33)	(516)
Adjusted noninterest income	$2,732 72	$2,651	$2,772	$10,876	$10,559
Net income as reported	$2,268	$2,657	$2,719	$10,306	$10,242
Total adjustments, net of tax[1]	(89)	(97)	(83)	(349)	(718)
Adjusted net income	$2,179	$2,560	$2,636	$9,957	$9,524
Basic earnings per share	$0.48	$0.54	$0.57	$2.13	$2.06
Total adjustments, net of tax[1]	(0.02)	(0.02)	(0.02)	(0.07)	(0.14)
Adjusted basic earnings per share	$0.46	$0.52	$0.55	$2.06	$1.92

(1)     The effective tax rate of 38.5% is used to determine net of tax amounts.

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FFMH Reports Fourth Quarter 2015 Results

January 27, 2016

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

		(Unaudited)
		December 31,	December 31,
	(dollars in thousands, except per share data)	2015	2014
ASSETS	Cash and due from banks	$19,453	$18,511
	Interest-bearing deposits	18,299	10,086
	Federal funds sold	24,476	1,700
	Total cash and cash equivalents	62,228	30,297
	Securities:
	Available-for-sale	395,019	397,886
	Held-to-maturity (fair market value $4,089 and $22,263
	as of December 31, 2015 and December 31, 2014, respectively)	4,059	21,985
	Total securities	399,078	419,871
	Loans, net of deferred fees	731,266	652,052
	Allowance for loan and lease losses	(8,634)	(7,934)
	Net loans	722,632	644,118
	Bank premises and equipment, net	25,518	25,773
	Other real estate owned	62	5
	Bank owned life insurance	26,552	26,176
	Goodwill	9,018	9,018
	Deferred tax asset	4,716	5,097
	Other assets	10,506	10,640
	TOTAL ASSETS	$1,260,310	$1,170,995
LIABILITIES	Deposits:
	Noninterest-bearing	$239,226	$204,358
	Interest-bearing	864,575	815,597
	Total deposits	1,103,801	1,019,955
	Securities sold under agreements to repurchase	24,177	22,834
	Accounts payable and accrued liabilities	14,542	13,622
	TOTAL LIABILITIES	1,142,520	1,056,411
SHAREHOLDERS’	Common stock - $10 par value per share, 8,000,000 shares
EQUITY	authorized; 4,739,502 and 4,900,576 shares issued
	and outstanding as of December 31, 2015 and
	December 31, 2014, respectively	47,395	49,006
	Retained earnings	71,583	67,609
	Accumulated other comprehensive loss	(1,283)	(2,126)
	TOTAL SHAREHOLDERS’ EQUITY BEFORE NONCONTROLLING INTEREST - PREFERRED STOCK OF SUBSIDIARY	117,695	114,489
	Noncontrolling interest - preferred stock of subsidiary	95	95
	TOTAL SHAREHOLDERS’ EQUITY	117,790	114,584

	TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,260,310	$1,170,995

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FFMH Reports Fourth Quarter 2015 Results

January 27, 2016

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

		Three months ended December 31,		Twelve months ended December 31,
	(dollars in thousands, except per share data)	2015	2014	2015	2014
INTEREST AND	Interest and fees on loans	$7,918	$7,110	$30,522	$28,300
DIVIDEND	Income on investment securities
INCOME	Taxable interest	1,328	1,508	5,713	5,738
	Exempt from federal income tax	526	606	2,218	2,473
	Dividends	69	60	229	269
	Total interest income	9,841	9,284	38,682	36,780
INTEREST	Interest on deposits	526	560	2,131	2,358
EXPENSE	Interest on other borrowings	21	20	94	70
	Total interest expense	547	580	2,225	2,428
	Net interest income	9,294	8,704	36,457	34,352
	Provision for loan and lease losses	30	-	30	-
	Net interest income after provision	9,264	8,704	36,427	34,352
NON-INTEREST	Gain on loans sold	80	114	270	294
INCOME	Trust department income	619	605	2,530	2,491
	Service fees on deposit accounts	1,700	1,625	6,616	6,470
	Brokerage fees	98	85	540	410
	Earnings on bank owned life insurance	105	105	376	398
	Gain on sale of available-for-sale securities	129	112	534	652
	Gain on foreclosed property	16	45	33	516
	Other non-interest income	130	117	544	496
	Total non-interest income	2,877	2,808	11,443	11,727
NON-INTEREST	Salaries and employee benefits	5,196	4,177	18,897	17,557
EXPENSE	Net occupancy expense	554	579	2,192	2,032
	Depreciation expense	375	381	1,489	1,441
	Data processing expense	628	587	2,506	2,321
	Legal and professional fees	269	213	1,301	860
	Stationary and office supplies	60	75	289	304
	Advertising and promotions	260	297	1,163	1,352
	FDIC insurance premium expense	161	128	587	589
	Other real estate expense	2	-	3	68
	Other non-interest expense	1,589	1,539	5,772	5,741
	Total non-interest expense	9,094	7,976	34,199	32,265
	Income before provision for income taxes	3,047	3,536	13,671	13,814
	Provision for income taxes	771	871	3,349	3,556
	Net income before noncontrolling interest - dividends on preferred stock of subsidiary	2,276	2,665	10,322	10,258
	Noncontrolling interest - dividends on preferred stock subsidiary	8	8	16	16
	Net income for common shareholders	$2,268	$2,657	$10,306	$10,242

	Weighted average shares outstanding	4,771,648	4,909,910	4,832,217	4,963,826
	Earnings per share	$0.48	$0.54	$2.13	$2.06

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FFMH Reports Fourth Quarter 2015 Results

January 27, 2016

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARIES

CONSOLIDATED FINANCIAL HIGHLIGHTS

(unaudited)

	For the three months ended
(dollars in thousands, except per share data)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Results of Operations:
Interest income	$9,841	$9,817	$9,720	$9,303	$9,284
Interest expense	547	556	556	565	580
Net interest income	9,294	9,261	9,164	8,738	8,704
Provision for possible loan losses, net	30	-	-	-	-
Noninterest income	2,877	2,907	2,774	2,885	2,808
Noninterest expense	9,102	8,524	8,559	8,030	7,984
Income before income taxes	3,039	3,644	3,379	3,593	3,528
Income taxes	771	925	677	976	871
Net income for common shareholders	$2,268	$2,719	$2,702	$2,617	$2,657
Per Share Data:
Basic earnings per share	$0.48	$0.57	$0.56	$0.53	$0.54
Weighted average shares outstanding per quarter	4,771,648	4,808,352	4,853,265	4,897,245	4,909,910
Financial Condition Data:
Total securities	$399,078	$406,576	$427,874	$440,314	$419,871
Loans, net of deferred fees	731,266	727,535	685,402	675,015	652,052
Allowance for loan and lease losses	(8,634)	(8,585)	(8,593)	(7,944)	(7,934)
Total assets	1,260,310	1,230,896	1,213,250	1,219,287	1,170,995
Total deposits	1,103,801	1,061,201	1,056,717	1,063,822	1,019,955
Loan Balances by County:
Davidson	$63,958	$67,272	$42,492	$31,225	$16,131
Dickson	4,514	4,647	4,536	4,539	4,463
Giles	55,554	55,548	56,928	49,446	48,458
Hickman	28,912	28,837	28,819	28,882	29,109
Lawrence	114,980	113,522	108,074	108,924	111,202
Marshall	23,679	23,787	22,886	22,396	22,017
Maury	320,734	315,462	315,600	316,410	308,987
Williamson	118,935	118,460	106,067	113,193	111,685
	$731,266	$727,535	$685,402	$675,015	$652,052
Asset Quality Data and Ratios:
Total nonperforming assets	$2,259	$2,218	$2,493	$5,229	$5,483
Nonperforming assets to total assets	0.18%	0.18%	0.21%	0.43%	0.47%
Allowance for loan and lease losses to total loans	1.18%	1.18%	1.25%	1.18%	1.22%
Net (recoveries) charge-offs to average loans (annualized)	(0.10%)	(0.12%)	(0.19%)	(0.01%)	0.10%

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